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FOR IMMEDIATE RELEASE:

INVESTOR AND MEDIA CONTACT:
George E. Willett, President and CFO
High Speed Access Corp.
(502) 657-6340


       HIGH SPEED ACCESS CORP. ANNOUNCES RECORD AND DISTRIBUTION DATES FOR
                  INITIAL CASH DISTRIBUTION OF $1.40 PER SHARE

LOUISVILLE, Ky. - May 19, 2003 - High Speed Access Corp. "HSA" (OTCBB: HSAC) announces today that its Board of Directors has authorized a cash distribution of $1.40 per share on May 30, 2003, payable to shareholders of record as of May 23, 2003. The $1.40 per share distribution is the initial cash distribution pursuant to the Plan of Liquidation and Dissolution approved by the Company's shareholders on November 27, 2002.

         The Company expects to make subsequent cash distributions totaling $.13 per share prior to November 27, 2003. The amount of these intended subsequent distributions may be higher or lower due to various uncertainties, including but not limited to:

     o the amount, if any, of the remaining $1 million balance of the Charter indemnity holdback that HSA ultimately collects in connection with Charter's assertion of a potential claim for indemnity in respect of Charter in the IPO Litigation;

     o the Company's ability to dispose of or settle any other claims Charter may assert in connection with the sale of substantially all of HSA's assets to Charter;

     o the amount of the general contingency reserve (initially established at $2,000,000 or approximately $.05 per share) that HSA ultimately determines is appropriate to assure the settlement of its liabilities during the dissolution process, and the amount of such reserve actually used to pay liabilities;

     o the amount of time and money required to assess and resolve outstanding and potential litigation against HSA;

     o the amount, if any, HSA receives upon liquidation of its remaining tangible assets net of any claims or liabilities;

     o the total amount of HSA's liquidation transaction and administration costs; and

     o any claims or potential claims that may arise before HSA is finally liquidated and dissolved or that management believes are likely to arise within 10 years of HSA's dissolution.

         HSA will announce the record date for the determination of stockholders entitled to subsequent liquidating distributions at a later date. After completing such subsequent liquidating distributions, HSA also expects to close its stock transfer books, cease the filing of periodic reports with the SEC, and transfer its general contingency reserve and any remaining assets and liabilities into a liquidating trust.


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Cautionary Note Regarding Forward-Looking Statements about HSA: This press release contains statements about future events and expectations that are "forward-looking statements." Any statement in this press release that is not a statement of historical fact is a forward-looking statement that involves known and unknown risks, uncertainties and other factors which may cause the company's distributions, actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including the actions and timing relating to the plan of liquidation and dissolution. Specific factors that might cause such a difference include, but are not limited to; the payment of a cash distribution may be smaller or larger than currently anticipated and may cause the price of HSA's common stock to fluctuate; the decline in the liquidity and price of HSA's common stock following any liquidating distributions and any closure of our stock transfer books; the tax consequences of any intended cash distribution may not be advantageous to shareholders; the impact of assessing or resolving potential or outstanding litigation; the magnitude of any claims, indemnification, adjustments or reductions to the proceeds received by the company in connection with the sale of certain of its assets to Charter; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission. For a detailed discussion of these and other cautionary statements, please refer to HSA's filings with the Securities and Exchange Commission (SEC). The forward-looking statements in this press release are as of the date hereof and the company assumes no obligation to update these forward-looking statements.